(LOGO) CLARION

Bruce G. Morrison
Managing Director


April 13, 1999

DLJ Commercial Mortgage Corporation
Attn: N. Dante LaRocca
277 Park Avenue, 9th Floor
New York, NY 10172

Norwest Bank Minnesota, NA
Attn: Reid Denny
11000 Broken Land Parkway
Columbia, MD 21044-3562

Clarion Capital
Attn: Dan Heflin
335 Madison Avenue, 7th Floor
New York, NY 10017

Banc One Mortgage Capital Markets, LLC
Attn: Edgar L. Smith, II
1717 Main Street, 14th Floor
Dallas, TX 75201

Standard & Poor's Ratings Services
Attn: Commercial Mortgage Surveillance
Group
26 Broadway
New York, NY 10004

Fitch IBCA, Inc.
Attn: Commercial Mortgage Surveillance
Department
One State Street Plaza
New York, NY 10004

Moody's Investors Services Inc.
Attn: Commercial MBS Monitoring Dept.
99 Church Street
New York, NY 10007

Re: DLJ Commercial Mortgage Corp. Commercial Mortgage Pass-Through Certificates Series 1998-CF1 ("DLJ 98-CF1")

Dear Sirs and Madams:

This  Officer's  Certificate  is  provided  to  you  by  Clarion  Partners,  LLC
("Clarion") pursuant to Section 3.13 of that certain Pooling and Servicing Agreement ("PSA") dated as of March 1, 1998 relative to the above referenced securitization for which Clarion acts as Special Servicer. Capitalized terms used herein shall bear the meaning ascribed to them in the PSA unless otherwise defined in this letter.

The undersigned officer, on behalf of Clarion, hereby informs you that (i) a review of the activities of the Special Servicer during the proceeding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Special Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such year (or, if there has been a default in the fulfillment of any such obligation, it has been noted herein), and (iii) the Special Servicer has received no notice regarding the qualification, or challenging the status, of any REMIC Pool as a REMIC from the IRS or any other governmental agency or body.

Should you have any questions regarding this matter, please contact me at the number referenced above.

Sincerely,

Clarion Partners, LLC
a New York limited liability company, its authorized agent

Bruce G. Morrison
Authorized Person

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